EXHIBIT 10.22

                    SUBSCRIPTION AND STOCK PURCHASE AGREEMENT

         THIS SUBSCRIPTION AND STOCK PURCHASE AGREEMENT, dated as of December 18, 2003 (this "Agreement"), is entered into by and between EMPIRE FINANCIAL HOLDING COMPANY, a Florida corporation (the "Company"), and SHEPHERD LARGE CAP GROWTH FUND (the "Purchaser").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, 200,000 shares (the "Shares") of common stock, $.01 par value, of the Company (the "Common Stock"), all on the terms set forth in this Agreement and the agreements referred to herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1. PURCHASE AND SALE.

         1.01. PURCHASE AND SALE OF SHARES. Simultaneously with the execution of this Agreement and subject to, and on the terms and conditions of, this Agreement, (a) the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, all of the Shares, (b) the Company will deliver to the Company's transfer agent a letter of instruction directing the transfer agent to issue the Purchaser a certificate representing the Shares, which certificate shall contain standard restrictive securities legends and (c) the Company will execute a registration rights agreement granting to the Purchaser the limited right to register the Shares, on the terms and conditions set forth therein (the "Registration Rights Agreement").

         1.02. PURCHASE PRICE FOR SHARES. Simultaneously with the execution of this Agreement and subject to, and on the terms and conditions of, this Agreement, (a) the Purchaser shall purchase the Shares for the aggregate cash consideration of Two Hundred and Fifty Thousand Dollars ($250,000), which shall be paid by the Purchaser by wire transfer to an account previously designated by the Company and (b) the Purchaser will execute the Registration Rights Agreement.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

         2.01. CORPORATE EXISTENCE AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; the Company has the corporate power to own, manage, lease and/or hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted.

         2.02. AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and the Company

Company:________                                              Purchaser:________
has all requisite power and legal capacity to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transaction contemplated hereby or thereby, and to perform its obligations hereunder or thereunder. This Agreement and the Registration Rights Agreement constitute, or upon execution and delivery will constitute, the legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

         2.03. ISSUANCE OF SHARES. The Shares have been duly authorized, validly issued, fully paid and non-assessable.

         2.04. NO DEFAULTS OR CONSENTS. Neither the execution and delivery of this Agreement nor the Registration Rights Agreement, nor the carrying out of any transaction contemplated hereby or thereby will violate or conflict with any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Company. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the performance by the Company of its obligations hereunder and thereunder will not violate any provision of law or any judgment, award or decree or any indenture, agreement or other instrument to which the Company is a party, or by which the properties or assets of the Company is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, in each case except to the extent that such violation, default or breach could not reasonably be expected to be material to the Company.

         2.05. SEC PUBLIC FILINGS; FINANCIAL STATEMENTS. The Company is a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files annual, quarterly and periodic reports with the Securities and Exchange Commission ("SEC"). The Company's public filings made with the SEC since January 1, 2003 (the "Public Filings") did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company contained in the Public Filings present fairly in all material respects the financial condition and results of operations of the Company for the dates or periods indicated thereon.

         2.06. ABSENCE OF CERTAIN CHANGES.

                  Except as disclosed in the Public Filings, there has not been:

                           (i) any event, circumstance or change that has had,
or might reasonably be expected to have, a material adverse effect on the business, operations, properties, financial condition or working capital of the Company;

                           (ii) any damage, destruction or loss (whether or not
covered by insurance) that has had, or might reasonably be expect to have, a material adverse effect on the business, operations, properties or financial condition of the Company; or

                           (iii) any material adverse change in the Company's
revenues, pricing policies, accounts receivable or accounts payable.

Company:________                                              Purchaser:________

         2.07. COMPLIANCE WITH LAWS. Except as may have been disclosed in the Public Filings, the Company is and has been in compliance in all respects with any and all law, statutes and regulations applicable to the Company, other than failures to so comply that would not have a material adverse effect on the business, operations, properties or financial condition of the Company, taken as whole.

         2.08. LITIGATION. Except as disclosed in the Public Filings or as previously disclosed to the Purchaser, there are no claims, actions, suits, investigations or proceedings against the Company pending or, to the knowledge of the Company, threatened in any court or before or by any governmental authority, or before any arbitrator, that might have an adverse effect (whether covered by insurance or not) on the business, operations, properties or financial condition of the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

         3.01. EXISTENCE AND QUALIFICATION. The Purchaser is a corporation duly organized, validly existing and in good standing.

         3.02. UNITED STATES PERSON. The Purchaser is a "United States Person", as defined in Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), because the Purchaser is either (i) a citizen or resident of the United States of America, (ii) a domestic partnership, or (iii) a domestic corporation.

         3.03. ACCREDITED INVESTOR. The Purchaser acknowledges that it is an "Accredited Investor", as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). PLEASE READ AND REVIEW THE FOLLOWING QUESTIONS AS THEY PERTAIN TO THE PURCHASER AND CHECK TRUE OR FALSE FOR EACH QUESTION:

         |_|      |_|      (1)      The Purchaser is a bank as defined in
         True     False             Section 3(a)(2) of the Securities Act, or
                                    any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

         |_|      |_|      (2)      The Purchaser is a broker or dealer
         True     False             registered under Section 15 of the Exchange
                                    Act.

         |_|      |_|      (3)      The Purchaser is an insurance company as
         True     False             defined in Section 2(a)(13) of the
                                    Securities Act.

         |_|      |_|      (4)      The Purchaser is an investment company
         True     False             registered under the Investment Company Act
                                    of 1940 or a business development company as defined in Section 2(a)(48) of such Act.

         |_|      |_|      (5)      The Purchaser is a Small Business Investment
         True     False             Company licensed by the U.S. Small Business
                                    Administration under Section 301(c) or (d) of the Small Business Investment Act of
                                    1958.

Company:________                                              Purchaser:________

         |_|      |_|      (6)      The Purchaser is a plan established and
         True     False             maintained by a state, its political
                                    subdivisions, or any agency or
                                    instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

         |_|      |_|      (7)      The Purchaser is an employee benefit plan
         True     False             within the meaning of the Employment
                                    Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

         |_|      |_|      (8)      The Purchaser is a private business
         True     False             development company as defined in Section
                                    202(a)(22) of the Investment Advisors Act of
                                    1940.

         |_|      |_|      (9)      The Purchaser is a company, partnership or
         True     False             organization described in  Section  501(c)
                                    (3) of the Internal Revenue Code, or
                                    Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

         |_|      |_|      (10)     The Purchaser is a trust, with total assets
         True     False             in excess of $5,000,000, not formed for the
                                    specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who had such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company.

         |_|      |_|      (11)     The Purchaser is an entity in which ALL of
         True     False             the equity owners are Accredited Investors.
                                    If the Purchaser belongs to this investor
                                    category only, list the equity owners of the
                                    Purchaser, and the investor category which
                                    each such equity owner satisfies:
                           _____________________________________________________
                           _____________________________________________________
                           _____________________________________________________
                           _____________________________________________________
                          (Continue on a separate piece of paper, if necessary.)

Company:________                                              Purchaser:________

         3.04. COPIES OF THE COMPANY'S PUBLIC FILINGS. These Public Filings contain detailed information regarding the business, competition, properties, risk factors, board of directors, management, financial information and other information relating to the Company and its business. The Purchaser will rely solely on the information contained in the Public Filings and the independent investigations made by the Purchaser and/or the Purchaser's advisors (the "Advisor(s)") and is not relying upon any oral representations in making the decision to purchase the Shares subscribed for herein. The Purchaser acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by the Purchaser and/or such Advisor(s). The Purchaser and/or such Advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, proper representatives of the Company concerning the terms and conditions of this offering of Shares and all such questions have been answered to the full satisfaction of the Purchaser. No oral representations have been made or oral information furnished to the Purchaser or such Advisor(s) in connection with the offering of the Shares which were in any way inconsistent with the Public Filings.

         3.05. INVESTMENT INTENT. The Shares are being purchased solely for the Purchaser's own account for investment and not for the account of any other person and not for, or with a view towards, distribution, assignment or resale to others in the United States or elsewhere and, upon the Purchaser's purchase, no other person shall have a direct or indirect beneficiary interest in the Shares.

         3.06. NO REGISTRATION. The Shares purchased pursuant to this Agreement have not been registered under the Securities Act, or the securities laws of any state and are being offered and sold in reliance on exemptions from the registration requirements of said act and such laws. The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except pursuant to registration under said Securities Act and such applicable state laws or exemption therefrom. The Shares have not been approved or disapproved by the SEC, any state securities commission or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of this transaction or the accuracy or adequacy of this Agreement. Any representation to the contrary is unlawful.

         3.07. ECONOMIC LOSS AND SOPHISTICATION. The Purchaser (i) has adequate means of providing for the Purchaser's current needs and possible contingencies,
(ii) has no need for liquidity in the investment, (iii) is able to bear the substantial economic risk of an investment in the Shares, including a complete loss of such investment and (iv) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Purchaser's net worth and the Purchaser's investment in the Shares will not cause such overall commitment to become disproportionate to such net worth.

         3.08. CORRECT INFORMATION. All information that the Purchaser has provided to the Company, including all information contained herein, is correct and compete as of the date set forth on the signature page hereof.

         3.09. TAX CONSEQUENCE. The Purchaser has obtained, from the Purchaser's Advisor(s) or otherwise, any tax advice deemed appropriate by the Purchaser.

         3.10. NO FEE. No broker or other person is entitled to any commission or finder's fee in connection with the transaction contemplated by this Agreement, except for a fee payable by the Company to Stephen Bolt. The Purchaser has no claims with respect to any other issuance of securities by the

Company:________                                              Purchaser:________

Company or sale of any securities by the Company. The Purchaser did not become aware of the offering of the Shares through any form of general solicitation or advertising.

         3.11. PRINCIPAL PLACE OF BUSINESS OR RESIDENCE. The address set forth in Section 4 is the Purchaser's true and correct principal place of business.

         3.12. AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by the Purchaser, and the Purchaser has all requisite power and legal capacity to execute and deliver this Agreement and to consummate the transaction contemplated hereby, and to perform its obligations hereunder. This Agreement constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

         3.13. NO DEFAULTS OR CONSENTS. Neither the execution and delivery of this Agreement, nor the carrying out of any transaction contemplated hereby will violate or conflict with any of the terms, conditions or provisions of the organizational documents of the Purchaser. The execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder will not violate any provision of law or any judgment, award or decree or any indenture, agreement or other instrument to which the Purchaser is a party, or by which the properties or assets of the Purchaser is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, in each case except to the extent that such violation, default or breach could not reasonably be expected to be material to the Purchaser.

4. MISCELLANEOUS.

         4.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement for a period of one year from the date hereof.

         4.02. RESTRICTIVE SECURITIES LEGEND; TRANSFER OF SHARES. The Company agrees that at any time that the Shares may be transferred without restriction under then applicable securities laws, at the Purchaser's request (but at no charge to the Purchaser), the Company will promptly issue to the Purchaser, in exchange for any certificate then outstanding representing the Shares, a replacement certificate that does not contain any restrictive securities legend. In addition, at any time that the Purchaser elects to transfer the Shares in compliance with applicable securities laws, the Company agrees to fully cooperate in promptly transferring the Shares without imposing any charge on the Purchaser.

         4.03. TIME IS OF THE ESSENCE. Time is of the essence.

         4.04. WAIVER. The failure of any party to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but the parties hereto shall have the

Company:________                                              Purchaser:________
right to declare any such default at any time. No waiver by any party of a default by another party shall be implied, and no express waiver by any party shall affect any default other than the default specified in such waiver and then only for the time and extension stated therein. No waiver of any term, provision, condition or covenant of this Agreement by any party shall be deemed to imply or constitute a further waiver by any party of any other term, provision, condition or covenant of this Agreement. Notwithstanding any applicable law, the terms of this Section and the other provisions of this Agreement may not be waived by any prior, contemporaneous, concurrent, or subsequent course of dealing, course of conduct or trade practice.

         4.05. ARMS-LENGTH AGREEMENT. The parties hereto mutually acknowledge and agree that this Agreement and the matters memorialized herein have been fully negotiated with the assistance of counsel at arms-length. The parties further stipulate and agree that (i) the choice of law, venue and jurisdiction clauses contained in this Agreement are reasonable, (ii) neither party had overwhelming bargaining power and (iii) all parties were represented by counsel of their choice and were fully advised concerning this Agreement.

         4.06. ENTIRE AGREEMENT. The parties are not relying upon any prior, contemporaneous, or concurrent oral, tacit, or written representation, statement, letter agreement, understanding, side-deal, inducement, warranty, or utterance as an inducement to enter into this Agreement. This written Agreement constitutes the entire understanding of the parties with respect to the disposition of the matters contained herein and all oral, tacit, or written representations, side-deals, conversations, inducements, understandings, warranties, utterances or agreements made prior to, contemporaneously with, and/or concurrently with the execution and delivery of this Agreement are merged into this written document and are of no further force and effect.

         4.07. MODIFICATIONS. No change, modification or waiver of any provision of this Agreement or the Registration Rights Agreement shall be valid or binding unless it is in writing and signed by all parties to this Agreement. Notwithstanding any applicable law, the terms of this Section and all other provisions of this Agreement may not be waived by any prior, contemporaneous, concurrent, or subsequent course of dealing, course of conduct, trade practice, or attempted modification.

         4.08. SUCCESSORS AND ASSIGNS. This Agreement is binding upon all parties and their respective successors and assigns.

         4.09. CONSTRUCTION. This Agreement was negotiated and prepared jointly by the parties hereto and their respective legal counsel. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. The headings in this Agreement are only for convenience and cannot be used in interpretation.

         4.10. ATTORNEYS' FEES. In any proceeding to enforce or concerning this Agreement, in addition to any other relief that the prevailing party may be entitled to, the prevailing party shall be entitled to recover their attorneys' fees and costs incurred at the trial and appellate levels, including, without limitation, any attorneys' fees and costs incurred in litigating the entitlement to and amount of such attorneys' fees and costs.

Company:________                                              Purchaser:________

         4.11. CHOICE OF LAW; VENUE. This Agreement shall be construed in accordance with the laws of the State of Florida, and any dispute arising out of, connected with, related to, or incidental to the relationship between the parties in connection with this Agreement, whether arising in tort, contract, equity, or otherwise, shall be resolved in accordance with the internal laws (as opposed to the conflicts of laws provisions) and decisions of the State of Florida. Sole and exclusive venue for enforcement of this Agreement and any subsequent court proceedings thereon or relating thereto shall be in the trial courts in and for Seminole County, Florida.

         4.12. SEVERABILITY. Wherever possible, each portion of this Agreement shall be interpreted in such a manner as to be valid, effective and enforceable under the applicable law. If any portion of this Agreement is held to be invalid, illegal, against public policy, or unethical by a court of competent jurisdiction or other regulatory or administrative authority, under the terms hereof, such provision shall be severed therefrom and such invalidity shall not affect any other portion of this Agreement, the balance of which shall remain in, and have its intended, full force and effect.

         4.13. NOTICES. All notices permitted under this Agreement shall be sent to:

                  FOR THE PURCHASER:       Shepherd Large Cap Growth Fund
                                           1141 Custis Street
                                           Alexandria, VA 22308
                                           Attention: Paul Dietrich, Chairman of
                                           the Board and Managing Director
                                           Facsimile: 703.683.9083

                  WITH A COPY TO:          Nye Parnell & Emerson Capital
                                           Management, Inc.
                                           1630 Duke Street, Suite 200
                                           Alexandria, VA 22314
                                           Attention: Paul Dietrich
                                           Facsimile: 703.683.9083

                  FOR THE COMPANY          Empire Financial Holding Company
                                           1385 West State Road 434
                                           Longwood, Florida 32750
                                           Attention: Kevin M. Gagne, Chief
                                           Executive Officer
                                           Facsimile: 407.682.1664

                  WITH COPY TO:            Greenberg Traurig, P.A.
                                           600 Three Galleria Tower
                                           13155 Noel Road
                                           Dallas, Texas 75240
                                           Attn:  Phillip J. Kushner, Esq.
                                           Facsimile:  305.961.5531

or such other addresses which the parties may designate in writing from time to time.

Company:________                                              Purchaser:________

         4.14. COUNTERPARTS. If the parties deem it expedient, this Agreement may be executed in counterparts, with each counterpart being of equal dignity.

         4.15. FURTHER DOCUMENTS. In the event that further documents are required or permitted to be executed in order to effectuate the purposes of this Agreement, then each of the Company and the Purchaser hereby covenant and agree that they shall execute such documents within three business days of receipt of such request, together with a copy of the proposed documents.

         4.16. MUTUAL SIGNATURE. The parties expressly acknowledge and agree that this Agreement is not binding on any party unless and until it has been signed by the parties in the spaces provided below or in counterparts.

         4.17. LEGALITY. The parties represent, warrant and covenant that they know of no reason why this Agreement is in violation of any federal, state, or local statute, regulation, rule or ordinance.

         4.18. JURY TRIAL. AS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THE PARTIES HEREBY WAIVE ANY RIGHT TO A JURY TRIAL OR TO HAVE A JURY PARTICIPATE IN RESOLVING A DISPUTE, WHETHER SOUNDING IN TORT, CONTRACT, EQUITY, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Subscription and Stock Purchase Agreement on the date first set forth above.


                                 EMPIRE FINANCIAL HOLDING COMPANY,
                                 a Florida corporation


                                 By: /s/ Kevin M. Gagne
                                     ------------------
                                     Kevin M. Gagne
                                     Chief Executive Officer


                                 SHEPHERD LARGE CAP GROWTH FUND


                                 By: /s/ Paul Dietrich
                                     -----------------
                                     Paul Dietrich
                                     Chairman of the Board and Managing Director